Exhibit 99.1

FOR IMMEDIATE RELEASE

LIONSGATE ACQUIRES SUMMIT ENTERTAINMENT

FOR $412.5 MILLION

Unites Two Leading Independent Media Companies

Transaction Expected to be Significantly Accretive to Lionsgate Shareholders

Brings Together Hunger Games and Twilight Young Adult Movie Franchises

SANTA MONICA, CA, and VANCOUVER, BC, January 13, 2012 —Lionsgate (NYSE: LGF) (“the Company”) and Summit Entertainment today announced that Lionsgate has completed a transaction to acquire Summit for a combination of cash and stock valued at $412.5 million.

The transaction unites two leading studios with powerful brands and complementary assets, solidifying Lionsgate’s position as the world’s largest and most diversified independent entertainment company.  By acquiring Summit, Lionsgate enhances its feature film and home entertainment offerings and further broadens its 13,000 title filmed entertainment library to include such titles as The Twilight Saga, The Hurt Locker and Red.  The integration of both Summit’s domestic and international theatrical film operations will significantly enhance Lionsgate’s production and distribution capacity, while also extending the Company’s worldwide reach and creating a dominant international sales organization.

The transaction brings together Summit’s Twilight Saga feature film franchise, which has already grossed more than $2.5 billion at the worldwide box office, and Lionsgate’s highly anticipated Hunger Games franchise, which opens on March 23, 2012.  Lionsgate will also continue to benefit from its premier television production and distribution business, its array of branded film and television properties, its suite of branded channels and its success as an innovator in creating and distributing content for digital platforms.  Both the Lionsgate and Summit labels are expected to continue and be active in the production and distribution of films, although the combined company expects to realize significant synergies through the consolidation of administrative and other costs.

“This transaction continues Lionsgate’s long-term growth strategy of building a diversified worldwide media company through a combination of disciplined, accretive strategic acquisitions and organic growth while maintaining a solid balance sheet,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer and Vice Chairman Michael Burns. “We are uniting two powerful entertainment brands, bringing together two world-class feature film franchises to establish a commanding position in the young adult market, strengthening our global distribution infrastructure and creating a scalable platform that will result in significant and accretive financial benefits to Lionsgate shareholders.  Rob Friedman and Patrick Wachsberger have built a remarkable organization, and we’re pleased to welcome Summit’s talented team to the Lionsgate family.  Lionsgate’s growth has been built over the years in part by the successful acquisition and integration of companies like Trimark, Artisan, Redbus, Debmar-Mercury, Mandate and TV Guide Network and, in each case, Lionsgate has emerged stronger and the Company’s brand has become more resonant.”

“Jon Feltheimer, Michael Burns and the rest of the Lionsgate team have built an exciting and entrepreneurial content leader over the past 12 years, and we’re delighted to join together these two great companies,” said Summit Entertainment’s Co-Chairmen Rob Friedman and Patrick Wachsberger. “We believe that the combined entity will be even greater than the sum of its parts and our dramatically enlarged media platform will create tremendous opportunities for all of us within the Summit and Lionsgate families.  We want to thank our employees, whose hard work and creativity have led to the successful evolution of Summit into a leading worldwide studio, and the combination of Lionsgate and Summit will be the next chapter in creating a true global media powerhouse.”

“As demonstrated by this acquisition, Lionsgate remains focused on preserving a strong balance sheet while pursuing its long-term growth strategy,” said Dr. Mark H. Rachesky, Co-Chairman of the Lionsgate Board of Directors.  “We are big believers in the increasing value of content and this transaction strengthens Lionsgate’s asset base while providing significant financial benefits, including highly visible cash flow and revenue.  We are looking forward to realizing the value of a Lionsgate-Summit combination for all Lionsgate shareholders.”

The majority of the purchase price was funded with cash on the balance sheet at Summit.  The remainder was funded with $55 million of existing Lionsgate cash, $45 million of cash received from a newly issued series of Lionsgate convertible notes, $50 million of Lionsgate common stock and an additional $20 million of cash or stock to be issued at Lionsgate’s option within 60 days.  At closing, Summit’s existing term loan was refinanced with a $500 million debt facility, secured by the collateral of the Summit assets.  Although the term loan matures in 2016, the Company anticipates repaying the loan well before the maturity date, due to the significant cash flow the business is expected to generate.  In addition, this expected cash flow will facilitate the Company’s financial objective of further deleveraging Lionsgate’s balance sheet. The transaction is expected to be significantly accretive in Lionsgate’s 2013 fiscal year beginning April 1, 2012.

JP Morgan, Barclays Capital, and Jefferies served as joint lead arrangers and joint bookrunners on financing the acquisition for Lionsgate.  JP Morgan, Barclays Capital, and Jefferies also served as financial advisors to the Company.  Barclays Capital provided a fairness opinion to Lionsgate.  Wachtell, Lipton, Rosen & Katz served as outside legal counsel for Lionsgate.  Liner Grode Stein LLP and Skadden, Arps, Slate, Meagher & Flom LLP served as outside legal counsel for Summit.

About Lionsgate

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution and new channel platforms. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets.  Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with the comedy “Blue Mountain State,” the critically-acclaimed drama “Boss” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns”, “The Wendy Williams Show” and “Are We There Yet?”.

Its feature film business has been fueled by such recent successes as THE LINCOLN LAWYER, TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, MARGIN CALL, THE EXPENDABLES, THE LAST

EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which won two Academy Awards®. The Company’s home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

About Summit Entertainment, LLC

Summit Entertainment, LLC is a worldwide theatrical motion picture development, financing, production and distribution studio. The studio handles all aspects of marketing and distribution for both its own internally developed motion pictures as well as acquired pictures.  Summit Entertainment, LLC also represents international sales for both its own slate and third party product.  Summit Entertainment, LLC releases on average 10 to 12 films annually.  Summit’s previous film releases include Knowing; Red, an action-comedy starring Bruce Willis, Helen Mirren and Morgan Freeman; the Academy Award® winning film The Hurt Locker; Source Code; and current award contenders 50/50 and A Better Life.  The studio’s upcoming slate includes Man on a Ledge starring Sam Worthington and Elizabeth Banks; the next installment in the worldwide smash Step Up franchise Step Up 4; the film Warm Bodies; and the astonishing conclusion to the Twilight Saga series, The Twilight Saga: Breaking Dawn – Part 2.

Forward Looking Statements

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the projected impact and benefits of the transaction involving the Company and Summit, including future financial and operating results, the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, ability to realize operating synergies, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Contacts for Lionsgate	Contacts for Summit
Peter D. Wilkes	Paul Pflug
310-255-3726	Principal Communications Group
pwilkes@lionsgate.com	323-658-1555
paul@pcommgroup.com
Joele Frank / Annabelle Rinehart / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher	Melissa Zukerman
212-355-4449	Principal Communications Group
323-658-1555
Melissa@pcommgroup.com

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